Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 40	Trade Date: 5/5/2003
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 5/8/2003

The date of this Pricing Supplement is May 5, 2003

CUSIP or Common Code:	41013MND8

Price to Public:	100.000% of the principal amount

Proceeds to Issuer:	$579,090.00

Discounts and Commissions:	0.500%

Reallowance:	0.150%

Dealer:	99.625%

Maturity Date:	11/15/2005

Stated Annual Interest Rate:	Floating Rate Note

Interest Reset Periods:	Quarterly, commencing on the 15th day of August, November, February and May (or, if such day is not a Business Day, the next following Business Day)

Interest Reset Dates:	The 15th day of August, November, February and May (or, if such day is not a Business Day, the next following Business Day)

Day Count Convention:	Actual/365 (Fixed)

Interest Rate Basis:	Treasury Rate

Index Maturity:	3 month

Spread:	+0.35%

Initial Interest Rate:	1.44826%

Maximum Interest Rate:	3.25% per annum with respect to each Interest Reset Period

Minimum Interest Rate:	N/A

Interest Payment Frequency and Dates:	Quarterly, on the 15th day of August, November, February and May (or, if such day is not a Business Day, the next following Business Day)

First Interest Payment Date:	8/15/2003

Additional Amounts:	N/A

Survivor’s Option:	Yes

Callable by Issuer:	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A

Original Issue Discount[1]:	N/A

Other Material Terms (if any):	N/A

1	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders — Original Issue Discount Notes" in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 40				Trade Date: 5/5/2003
(To Prospectus dated July 22, 2002)				Issue Date: 5/8/2003

The date of this Pricing Supplement is May 5, 2003

CUSIP or Common Code:	41013MNE6	41013MNF3	41013MNG1	41013MNH9	41013MNJ5

Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$349,800.00	$557,504.00	$425,700.00	$475,252.00	$143,956.00

Discounts and Commissions:	0.625%	0.800%	1.000%	1.400%	1.400%

Reallowance:	0.150%	0.150%	0.150%	0.200%	0.200%

Dealer:	99.500%	99.350%	99.200%	98.800%	98.800%

Maturity Date:	5/15/2006	5/15/2007	5/15/2008	5/15/2011	5/15/2011

Stated Annual Interest Rate:	2.100%	2.550%	3.000%	Step: 2.600% through 5/14/2005, and 5.000% thereafter (unless called)	3.800%

Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly	Monthly

First Payment Date:	6/15/2003	6/15/2003	6/15/2003	6/15/2003	6/15/2003

Additional Amounts:	N/A	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	Yes	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	5/15/2005 Callable one time only at 100% on call date above with 30 days notice.	N/A

Original Issue Discount[2]:	N/A	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

2	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders — Original Issue Discount Notes" in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 40				Trade Date: 5/5/2003
(To Prospectus dated July 22, 2002)				Issue Date: 5/8/2003

The date of this Pricing Supplement is May 5, 2003

CUSIP or Common Code:	41013MNK2	41013MNL0	41013MNM8	41013MNN6	41013MNP1

Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$405,820.00	$215,167.50	$78,400.00	$108,225.00	$822,735.00

Discounts and Commissions:	1.500%	1.750%	2.000%	2.500%	2.750%

Reallowance:	0.200%	0.275%	0.350%	0.350%	0.350%

Dealer:	98.800%	98.600%	98.350%	97.850%	97.600%

Maturity Date:	5/15/2013	5/15/2015	5/15/2018	5/15/2023	5/15/2028

Stated Annual Interest Rate:	4.300%	4.600%	4.800%	5.000%	5.100%

Interest Payment Frequency:	Monthly	Monthly	Monthly	Semi	Monthly

First Payment Date:	6/15/2003	6/15/2003	6/15/2003	11/15/2003	6/15/2003

Additional Amounts:	N/A	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes	Yes

Callable by Issuer:	No	Yes	Yes	No	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	11/15/2005 Callable one time only at 100% on call date above with 30 days notice.	5/15/2006 Callable one time only at 100% on call date above with 30 days notice.	N/A	5/15/2008 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[3]:	N/A	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

3	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders — Original Issue Discount Notes" in the Prospectus.